UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 29, 2014

Spirit Realty Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events
On April 9, 2014, Spirit Realty Capital, Inc. (the Company) issued a Notice filed pursuant to Rule 135c under the Securities Act of 1933, as amended, with respect to an exchange offer (the "Exchange Offer") for certain Master Trust Notes (the "Existing Notes") between eligible noteholders and affiliates of the Company. On April 29, 2014, the Company issued a press release announcing the Early Deadline results of the Exchange Offer. Based on information provided by the Exchange Agent and Information Agent for the Exchange Offer, 98.03% of the aggregate principal amount of the Existing Notes (based on the anticipated principal amounts as of the Settlement Date of the Exchange Offer) were validly tendered as of the Extended Early Deadline on April 28, 2014. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Current Report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The inclusion of the information contained herein will not be deemed an admission as to the materiality of any such information.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number Exhibit

99.1	Exchange Offer Early Deadline results press release issued by Spirit Realty Capital, Inc. on April 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael A. Bender
Michael A. Bender Chief Financial Officer, Executive Vice President and Treasurer
Date: April 29, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Exchange Offer Early Deadline results press release issued by Spirit Realty Capital, Inc. on April 29, 2014.